CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-273432) of Companhia Paranaense de Energia - Copel of our report dated April 15, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Curitiba, 15 de abril de 2026

/s/ PricewaterhouseCoopers
Auditores Independentes Ltda.

www.pwc.com.br	PricewaterhouseCoopers Auditores Independentes Ltda. Al. Dr. Carlos de Carvalho, 417, 11o, Curitiba Trade Center, Curitiba, PR, Brasil, 80410-180 T: +55 (11) 4004-8000